As filed with the U.S. Securities and Exchange Commission on July 10, 2012
File No. 811-09036

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940(X)

Amendment No. 50

UBS Relationship Funds
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive
Chicago, Illinois  60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq.
UBS Global Asset Management (Americas) Inc.
One North Wacker Drive
Chicago, Illinois 60606
(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103

This Amendment relates only to the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund series of the Registrant. No other information relating to any other series of the Registrant is amended or superseded hereby.

Explanatory Note

This Amendment No. 50 (the “Amendment”) to the Registration Statement of UBS Relationship Funds (the “Registrant”) on Form N-1A (File No. 811-09036) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2012 under the 1940 Act (Accession No. 000120774-12-001751) (“Amendment No. 48”), as pertaining to the Part As of the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and the UBS U.S. Treasury Inflation Protected Securities Relationship Fund series of the Registrant only.  The Parts A of the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and the UBS U.S. Treasury Inflation Protected Securities Relationship Fund series of the Registrant and the Part B of the Registrant, only as it relates to the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, as filed in Amendment No. 48, are incorporated herein by reference.  In addition, the supplement to the Part A of the UBS U.S. Treasury Inflation Protected Securities Relationship Fund series of the Registrant, as filed in Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on June 29, 2012 under the 1940 Act (Accession No. 0001450791-12-000139), is incorporated herein by reference.   This Amendment does not affect or incorporate by reference the currently effective Parts A or Part B as they relate to other series of the Registrant.

The shares of beneficial interest (“shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the Registrant for the fiscal year ended December 31, 2011 (as filed with the Commission on March 9, 2012 (Accession No. 0001209286-12-000149)) contained in the Annual Report of the series of the Registrant, dated December 31, 2011, are incorporated herein by reference.

UBS Relationship Funds	Amendment to the Part A of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part A of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part A of the Offering Memorandum of the UBS Credit Bond Relationship Fund series (the “Fund”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective on July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach replaced Michael Dow as portfolio manager for the Fund.

Therefore, the reference to Mr. Dow under the heading “Portfolio manager” on page A-5 of the Part A is deleted in its entirety and replaced by the following:

•	Scott E. Dolan portfolio manager of the Fund since July 10, 2012
•	John Dugenske portfolio manager of the Fund since July 10, 2012
•	Craig G. Ellinger portfolio manager of the Fund since July 10, 2012
•	Brian Fehrenbach portfolio manager of the Fund since July 10, 2012

Also, the first two paragraphs under the heading “More about the Advisor” and the sub-heading “Portfolio management” on pages A-11 of the Part A are deleted in their entirety and replaced by the following:

Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs. Dolan, Dugenske, Ellinger and Fehrenbach have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan, Dugenske, Ellinger and Fehrenbach are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about the portfolio management team is provided below.

Scott E. Dolan is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since July 2012.

John Dugenske is the Head of North American Fixed Income and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2009, Mr. Dugenske spent over four years at the former asset management business of Lehman Brothers, which encompassed Lehman Brothers Asset Management and Neuberger Berman, where he most recently held the position of Head of European and Middle East Fixed Income, based in London.  Mr. Dugenske has been a portfolio manager of the Fund since July 2012.

Craig G. Ellinger is Managing Director and Head of Global High Yield and US Investment Grade Credit at UBS Global Asset Management. Mr. Ellinger has been an investment professional with UBS Global Asset Management since 2000 and a portfolio manager of the Fund since July 2012.

Brian Fehrenbach is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2006, Mr. Fehrenbach was a managing director in a global strategic trading unit at Bank of America in Chicago, where he primarily managed a US rate derivatives portfolio. Additionally, Mr. Fehrenbach was the global head of rate derivative and currency trading at Fleet Boston prior to the merger with Bank of America in 2004.  Mr. Fehrenbach has been a portfolio manager of the Fund since July 2012.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds	Amendment to the Part A of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part A of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part A of the Offering Memorandum of the UBS Core Bond Relationship Fund series (the “Fund”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective on July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach replaced Michael Dow as portfolio manager for the Fund.

Therefore, the reference to Mr. Dow under the heading “Portfolio manager” on page A-3 of the Part A is deleted in its entirety and replaced by the following:

•	Scott E. Dolan portfolio manager of the Fund since July 10, 2012
•	John Dugenske portfolio manager of the Fund since July 10, 2012
•	Craig G. Ellinger portfolio manager of the Fund since July 10, 2012
•	Brian Fehrenbach portfolio manager of the Fund since July 10, 2012

Also, the first two paragraphs under the heading “More about the Advisor” and the sub-heading “Portfolio management” on pages A-7 of the Part A are deleted in their entirety and replaced by the following:

Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs. Dolan, Dugenske, Ellinger and Fehrenbach have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan, Dugenske, Ellinger and Fehrenbach are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about the portfolio management team is provided below.

Scott E. Dolan is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since July 2012.

John Dugenske is the Head of North American Fixed Income and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2009, Mr. Dugenske spent over four years at the former asset management business of Lehman Brothers, which encompassed Lehman Brothers Asset Management and Neuberger Berman, where he most recently held the position of Head of European and Middle East Fixed Income, based in London.  Mr. Dugenske has been a portfolio manager of the Fund since July 2012.

Craig G. Ellinger is Managing Director and Head of Global High Yield and US Investment Grade Credit at UBS Global Asset Management. Mr. Ellinger has been an investment professional with UBS Global Asset Management since 2000 and a portfolio manager of the Fund since July 2012.

Brian Fehrenbach is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2006, Mr. Fehrenbach was a managing director in a global strategic trading unit at Bank of America in Chicago, where he primarily managed a US rate derivatives portfolio. Additionally, Mr. Fehrenbach was the global head of rate derivative and currency trading at Fleet Boston prior to the merger with Bank of America in 2004.  Mr. Fehrenbach has been a portfolio manager of the Fund since July 2012.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds	Amendment to the Part A of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part A of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part A of the Offering Memorandum of the UBS Core Plus Bond Relationship Fund series (the “Fund”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective on July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach replaced Michael Dow as portfolio manager for the Fund.

Therefore, the reference to Mr. Dow under the heading “Portfolio manager” on page A-4 of the Part A is deleted in its entirety and replaced by the following:

•	Scott E. Dolan portfolio manager of the Fund since July 10, 2012
•	John Dugenske portfolio manager of the Fund since July 10, 2012
•	Craig G. Ellinger portfolio manager of the Fund since July 10, 2012
•	Brian Fehrenbach portfolio manager of the Fund since July 10, 2012

Also, the first two paragraphs under the heading “More about the Advisor” and the sub-heading “Portfolio management” on pages A-8 of the Part A are deleted in their entirety and replaced by the following:

Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs. Dolan, Dugenske, Ellinger and Fehrenbach have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan, Dugenske, Ellinger and Fehrenbach are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about the portfolio management team is provided below.

Scott E. Dolan is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since July 2012.

John Dugenske is the Head of North American Fixed Income and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2009, Mr. Dugenske spent over four years at the former asset management business of Lehman Brothers, which encompassed Lehman Brothers Asset Management and Neuberger Berman, where he most recently held the position of Head of European and Middle East Fixed Income, based in London.  Mr. Dugenske has been a portfolio manager of the Fund since July 2012.

Craig G. Ellinger is Managing Director and Head of Global High Yield and US Investment Grade Credit at UBS Global Asset Management. Mr. Ellinger has been an investment professional with UBS Global Asset Management since 2000 and a portfolio manager of the Fund since July 2012.

Brian Fehrenbach is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2006, Mr. Fehrenbach was a managing director in a global strategic trading unit at Bank of America in Chicago, where he primarily managed a US rate derivatives portfolio. Additionally, Mr. Fehrenbach was the global head of rate derivative and currency trading at Fleet Boston prior to the merger with Bank of America in 2004.  Mr. Fehrenbach has been a portfolio manager of the Fund since July 2012.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds	Amendment to the Part A of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part A of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part A of the Offering Memorandum of the UBS U.S. Securitized Mortgage Relationship Fund series (the “Fund”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective on July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach replaced Michael Dow as portfolio manager for the Fund.

Therefore, the reference to Mr. Dow under the heading “Portfolio manager” on page A-4 of the Part A is deleted in its entirety and replaced by the following:

•	Scott E. Dolan portfolio manager of the Fund since July 10, 2012
•	John Dugenske portfolio manager of the Fund since July 10, 2012
•	Craig G. Ellinger portfolio manager of the Fund since July 10, 2012
•	Brian Fehrenbach portfolio manager of the Fund since July 10, 2012

Also, the first two paragraphs under the heading “More about the Advisor” and the sub-heading “Portfolio management” on pages A-8 of the Part A are deleted in their entirety and replaced by the following:

Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs. Dolan, Dugenske, Ellinger and Fehrenbach have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan, Dugenske, Ellinger and Fehrenbach are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about the portfolio management team is provided below.

Scott E. Dolan is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since July 2012.

John Dugenske is the Head of North American Fixed Income and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2009, Mr. Dugenske spent over four years at the former asset management business of Lehman Brothers, which encompassed Lehman Brothers Asset Management and Neuberger Berman, where he most recently held the position of Head of European and Middle East Fixed Income, based in London.  Mr. Dugenske has been a portfolio manager of the Fund since July 2012.

Craig G. Ellinger is Managing Director and Head of Global High Yield and US Investment Grade Credit at UBS Global Asset Management. Mr. Ellinger has been an investment professional with UBS Global Asset Management since 2000 and a portfolio manager of the Fund since July 2012.

Brian Fehrenbach is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2006, Mr. Fehrenbach was a managing director in a global strategic trading unit at Bank of America in Chicago, where he primarily managed a US rate derivatives portfolio. Additionally, Mr. Fehrenbach was the global head of rate derivative and currency trading at Fleet Boston prior to the merger with Bank of America in 2004.  Mr. Fehrenbach has been a portfolio manager of the Fund since July 2012.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds	Amendment to the Part A of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part A of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part A of the Offering Memorandum of the UBS U.S. Treasury Inflation Protected Securities Relationship Fund series (the “Fund”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective on July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger, Brian Fehrenbach and Justin C. Tabellione replaced Michael Dow as portfolio manager for the Fund.

Therefore, the reference to Mr. Dow under the heading “Portfolio manager” on page A-4 of the Part A is deleted in its entirety and replaced by the following:

•	Scott E. Dolan portfolio manager of the Fund since July 10, 2012
•	John Dugenske portfolio manager of the Fund since July 10, 2012
•	Craig G. Ellinger portfolio manager of the Fund since July 10, 2012
•	Brian Fehrenbach portfolio manager of the Fund since July 10, 2012
•	Justin C. Tabellione portfolio manager of the Fund since July 10, 2012

Also, the first two paragraphs under the heading “More about the Advisor” and the sub-heading “Portfolio management” on pages A-8 of the Part A are deleted in their entirety and replaced by the following:

Scott E. Dolan, John Dugenske, Craig G. Ellinger, Brian Fehrenbach and Justin C. Tabellione are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs. Dolan, Dugenske, Ellinger, Fehrenbach and Tabellione have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan, Dugenske, Ellinger, Fehrenbach and Tabellione are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about the portfolio management team is provided below.

Scott E. Dolan is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since July 2012.

John Dugenske is the Head of North American Fixed Income and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2009, Mr. Dugenske spent over four years at the former asset management business of Lehman Brothers, which encompassed Lehman Brothers Asset Management and Neuberger Berman, where he most recently held the position of Head of European and Middle East Fixed Income, based in London.  Mr. Dugenske has been a portfolio manager of the Fund since July 2012.

Craig G. Ellinger is Managing Director and Head of Global High Yield and US Investment Grade Credit at UBS Global Asset Management. Mr. Ellinger has been an investment professional with UBS Global Asset Management since 2000 and a portfolio manager of the Fund since July 2012.

Brian Fehrenbach is the Co-Head of Multi-Sector Strategies and a Managing Director at UBS Global AM (Americas). Prior to joining UBS Global Asset Management in 2006, Mr. Fehrenbach was a managing director in a global strategic trading unit at Bank of America in Chicago, where he primarily managed a US rate derivatives portfolio. Additionally, Mr. Fehrenbach was the global head of rate derivative and currency trading at Fleet Boston prior to the merger with Bank of America in 2004.  Mr. Fehrenbach has been a portfolio manager of the Fund since July 2012.

Justin C. Tabellione is a US Fixed Income Portfolio Manager and an Executive Director at UBS Global AM (Americas).  Prior to joining UBS Global Asset Management in 1998, Mr. Tabellione was an analyst at William M. Mercer Investment Consulting and a fixed-income trader for H&R Block Financial.  Mr. Tabellione has contributed to portfolio construction and oversight of the Fund since its inception and has been a listed portfolio manager of the Fund since July 2012.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS Relationship Funds	Amendment to the Part B of the Offering Memorandum

UBS Relationship Funds

Amendment to the Part B of the Offering Memorandum

July 10, 2012

Dear Investor,

The purpose of this amendment is to update the Part B of the Offering Memorandum of the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund series (the “Funds”) of UBS Relationship Funds dated April 30, 2012, as follows:

Effective July 10, 2012, Scott E. Dolan, John Dugenske, Craig G. Ellinger and Brian Fehrenbach replaced Michael Dow as portfolio manager for the Funds.  In addition, effective July 10, 2012, Justin C. Tabellione serves as portfolio manager for UBS U.S. Treasury Inflation Protected Securities Relationship Fund.

Therefore, on page B-66 of the Part B under the heading “Item 20. – Portfolio managers”, the information for Michael Dow is deleted in its entirety and replaced with the following:

	Registered investment companies		Other pooled investment vehicles		Other accounts
Portfolio Manager (Funds managed)	Number	Assets managed (in millions)	Number	Assets managed (in millions)	Number	Assets managed (in millions)
Scott E. Dolan# (UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	1	$77	2(5)	$6,114	4	$0*
John Dugenske# (UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	0	$0	0	$0	0	$0
Brian Fehrenbach# (UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	1	$77	3(5)	$200	8	$4
Justin C. Tabellione# (UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	0	$0	0	$0	0	$0

#
Messrs. Dolan, Dugenske and Fehrenbach became portfolio managers of the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, and Mr. Tabellione became portfolio manager of UBS U.S. Treasury Inflation Protected Securities Relationship Fund, on July 10, 2012.  The information provided is as of December 31, 2011.

(5)	All accounts were calculated at an exchange rate as of December 30, 2011 of 1.0647.

*	Accounts have assets less than $1 million.

In addition, on page B-66 of the Part B under the heading “Item 20. – Portfolio managers”, the information for Craig G. Ellinger is deleted in its entirety and replaced with the following:

Craig G. Ellinger# (UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	5	$604	8(5)	$2,316	4	$0*

#      Mr. Ellinger became portfolio manager of the UBS Credit Bond Relationship Fund, UBS Core Bond Relationship Fund, UBS Core Plus Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund on July 10, 2012.  The information provided is as of December 31, 2011.

(5)	All accounts were calculated at an exchange rate as of December 30, 2011 of 1.0647.

*      Accounts have assets less than $1 million.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR OFFERING MEMORANDUM FOR FUTURE REFERENCE.

UBS RELATIONSHIP FUNDS

PART C

OTHER INFORMATION

ITEM 28.                      EXHIBITS.

(a)	Articles of Incorporation.

(1)
Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(i)
Amended Exhibit A as of March 3, 2011 to the Amended and Restated Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2011.

(ii)
Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(2)
Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(i)
Amendment to Certificate of Trust filed April 24, 1995 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)
Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)	By-laws.

(1)	By-Laws dated August 22, 1994 are incorporated herein by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)
Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(ii)
Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(iii)
Certificate of Vice President and Assistant Secretary dated April 23, 2008 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(c)	Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

(1)	By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

(2)	Declaration of Trust

See Article III - “Powers of Trustees”

See Article V - “Limitations of Liability”

See Article VI - “Units in the Trust”

See Article IX - “Holders”

See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)	Investment Advisory Contracts.

(1)
Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)
Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)
Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iii)
Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iv)
Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(v)
Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(vi)
Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(vii)
Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(viii)
Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ix)
Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(x)
Amendment No. 10 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)
Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(i)
Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ii)
Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(iii)
Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(iv)
Amendment No. 4 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(v)
Amendment No. 5 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(3)
Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(i)
Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(ii)
Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iii)
Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re-designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iv)
Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(v)
Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re-designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vi)
Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vii)
Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(viii)
Amendment No. 8 dated July 1, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(ix)
Amendment No. 9 dated April 29, 2009 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(e)	Underwriting Contracts.

Not applicable.

(f)	Bonus or Profit Sharing Contracts.

Not applicable.

(g)	Custodian Agreements.

(1)
Form of Global Custody Agreement between the Registrant and JPMorgan Chase Bank, National Association is incorporated herein by reference to Post-Effective Amendment No. 48 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2012.

(h)	Other Material Contracts.

(1)
Form of Fund Services Agreement between the Registrant and JPMorgan Chase Bank, N.A. is incorporated herein by reference to Post-Effective Amendment No. 48 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2012.

Not applicable.

(i)	Legal Opinion.

Not applicable.

(j)	Other Opinions.

Not applicable.

(k)	Omitted Financial Statements.

Not applicable.

(l)	Initial Capital Agreements.

Not applicable.

(m)	Rule 12b-1 Plan.

Not applicable.

(n)	Rule 18f-3 Plan.

Not applicable.

(o)	Reserved

(p)	Codes of Ethics.

(1)
Joint Code of Ethics of the Registrant and investment adviser is incorporated herein by reference to Post-Effective Amendment No. 48 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2012.

(q)	Powers of Attorney.

(1)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Abbie J. Smith and John J. Murphy is incorporated herein by reference to Post-Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(3)
Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Creswell as attorneys-in-fact and agents to Mark E. Carver is incorporated herein by reference to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement as filed electronically with the SEC on June 30, 2010.

(4)
Power of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell attorneys-in-fact and agents to Shawn Lytle is incorporated herein by reference to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2011

ITEM 29.                      PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 30.                      INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the tax matters partner (“TMP”) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees.  The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property.  The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust.  To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series.  The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

“Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 31.                      BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 32.                      PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 33.                      LOCATION OF ACCOUNTS AND RECORDS.

All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., 1285 Avenue of the Americas, New York, NY 10019, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), One Beacon Street, Boston, Massachusetts 02108.

Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 34.                      MANAGEMENT SERVICES.

The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 35.                      UNDERTAKINGS.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 10th day of July 2012.

UBS RELATIONSHIP FUNDS

By: /s/ Joseph J. Allessie
Joseph J. Allessie
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibits	Exhibit No.
None.